UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: January 8, 2008

SHINECO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-50913	52-2175898
(State or other jurisdiction of incorporation)	(Commission Identification Number)	(IRS Employer Identification Number)

Room 3106 Building B,
#39 East 3rd Ring Middle Road, Chaoyang District
Beijing, PR China 100022
(Address of principal executive offices)

86-10-58693011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective as of January 8, 2008, the Company dismissed Child, Van Wagoner & Bradshaw PLLC, the Company’s independent registered public accounting firm. The decision to change accountants was recommended and approved by the Company’s Board of Directors.

Child, Van Wagoner & Bradshaw reported on the Company’s consolidated financial statements for the years ended December 31, 2006 and 2005 and review the Company’s consolidated financial statements for the quarter ended March 31, 2007. For these periods and up to January 8, 2008 there were no disagreements on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of child Van Wagoner & Bradshaw, would have caused it to make reference thereto in its report on the financial statements for such years.

The Company has provided Child, Van Wagoner & Bradshaw with a copy of the foregoing disclosure and requested that they provide the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company in response to this item. A copy of such letter, dated January 11, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Effective as of January 8, 2008, the Company has appointed Yu and Associates CPA Corporation as its new independent registered public accounting firm for the fiscal year ended December 31, 2007. During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Yu and Associates, neither the Company nor anyone on the Company’s behalf consulted with Yu and Associates regarding either (i) the application of accounting principles to a specified transaction, with contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”.

Item 9.01: Financial Statements and Exhibits

16.1	Letter from Child, Van Wagoner & Bradshaw PLLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINECO, INC.

Date: January 11, 2008	/s/ Yuying Zhang
Yuying Zhang
President, Chief Executive Officer and Director